Exhibit 3.20
BY-LAWS
OF
MIDWAY-TRISTATE CORPORATION
(A New York Corporation)
ARTICLE I
Office
     Section 1.1. Principal and Other Offices. The principal office of the Corporation shall be located in the City, County and State of New York. The Corporation may have offices at such other places within or without the State of New York or within or without the United States as the Board of Directors from time to time may designate or the business of the Corporation may require.
ARTICLE II
Shareholders
     Section 2.1. Place of Meetings. Special and annual meetings of shareholders shall be held at the principal office of the Corporation or at such other place within or without the State of New York as fixed by the Board of Directors and set forth in the notice of the meeting.
     Section 2.2. Annual Meetings. The annual meeting of shareholders shall be held for the election of directors and the transaction of such other business as properly may come before it at the time and on the 120th day of each year at ten o’clock in the morning, local time, if not a legal holiday and, if a legal holiday, on the next following business day not a legal holiday.
     Section 2.3. Special Meetings. Special meetings of shareholders other than those regulated by statute may be called at any time by a majority of the members of the Board of Directors, the Chairman of the Board of Directors or the President and shall be called by any one of them or by the Secretary upon receipt of a written request to do so, specifying the matter or matters, appropriate for action at such a meeting proposed to be presented at the meeting and signed by holders of record of a majority of the shares of the Corporation issued and outstanding that would be entitled to vote on such matters if the meeting were held on the day such request is received and the record date for such meeting were the close of business on the preceding day. No business other than that specified in the notice of the meeting shall be transacted at any meeting of shareholders except with the unanimous consent of all shareholders entitled to notice thereof.
     Section 2.4. Notices. Written notice of the annual meeting of shareholders stating the place, date and hour shall be given personally or by mail not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder entitled to vote at such meeting. Written notice of each special meeting of shareholders stating the place, date and hour and indicating that it is issued by or at the direction of the person or persons calling the meeting and stating the purpose or purposes for which the meeting is called shall be given personally or by mail not less than ten (10) nor more than fifty (50) days before the date of the meeting to each shareholder entitled to vote at such meeting. Written notice of a meeting, if mailed, shall be deemed given when deposited in the United States mail, postage prepaid, and directed to a shareholder at his address as it appears on the record of shareholders. At any meeting at which any shareholders are present without protesting prior to the conclusion of the meeting the lack of notice of such meeting or of which shareholders not present have waived notice in writing, the giving of the notice specified above may be dispensed with.
     Section 2.5. Quorum. Except as otherwise provided in the Certificate of Incorporation or as otherwise required by law, at any meeting of shareholders the holders of a majority of the shares entitled to vote thereat present in person or by proxy shall constitute a quorum for the transaction of any business; provided, however, when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such specified item of business. Once a quorum is present in person or by proxy to organize a meeting, such quorum shall not be broken by the subsequent withdrawal of any shareholders. Shareholders present in person or by proxy at any meeting may adjourn the meeting despite the absence of a quorum. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.
     Section 2.6. Voting. At every meeting of shareholders each shareholder shall be entitled to vote in person or by proxy appointed by a written instrument. Every shareholder of record shall be entitled to one vote for every share standing in his name on the record of shareholders on the record date. Except as otherwise provided in the Certificate of Incorporation and these By-Laws, all corporate action to be taken by vote of the shareholders shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.
     Section 2.7. Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a shareholders’ meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 2.8. Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent or action without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be in writing and shall be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the option of the shareholder executing the proxy except as otherwise provided by law.
     Section 2.9. Written Consents. Whenever under any provision of law, the Certificate of Incorporation or the By-Laws, shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent setting forth the action so taken signed by the holders of all outstanding shares entitled to vote thereon; provided, however, this provision shall not alter or modify any provision of law, the Certificate of Incorporation or the By-Laws under which the written consent of the holders of less than all outstanding shares is sufficient for corporate action.
     Section 2.10. Shareholders’ List. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.
ARTICLE III
Directors
     Section 3.1. Duties and Powers. The Board of Directors shall have control and management of the affairs and business of the Corporation. Directors in all cases shall act as a board, regularly convened. Except as otherwise provided by law or the Certificate of Incorporation, in the transaction of business the act of a majority of the directors present at the time of the vote at a meeting at which a quorum is present shall be the act of the Board of Directors.
     Section 3.2. Qualifications. Each director shall be at least eighteen (18) years of age.
     Section 3.3. Number. The number of directors constituting the entire board shall be three (3), except that where all the shares of the Corporation are owned beneficially and of record by less than three shareholders, the number may be less than three but not less than the number of shareholders of the Corporation.
     Section 3.4. Election and Term. Directors shall be elected at each annual meeting of shareholders by a plurality of the votes cast at said meeting by the holders of shares entitled to vote in such an election. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified or he resigns or is removed.
     Section 3.5. Meetings. The annual meeting of each newly elected Board of Directors shall be held at the place of the annual meeting of shareholders immediately following the annual meeting of shareholders for the purpose of electing officers and for the transaction of such other business as properly may come before the meeting. Regular meetings of the Board of Directors may be held without notice at such time and place as may be fixed by the Board of Directors. Special meetings of the Board of Directors shall be held upon notice to the members of the Board of Directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting of directors to another time and place.
     Section 3.6. Quorum. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business. The vote of a majority of the Board of Directors present at the time of a vote, if a quorum is present at such time, shall be the act of the Board of Directors.
     Section 3.7. Notices. The annual meeting of each newly elected Board of Directors and each regular meeting of the Board of Directors may be held without notice to the directors. Special meetings of the Board of Directors shall be held upon written notice to the directors at the call of the President, the Secretary or any two or more directors. Notice of a special meeting of the Board of Directors shall state the place, date and hour of the meeting and shall indicate it is issued by or at the direction of the person or persons calling the meeting. Written notice to each director shall be given personally or by mail not less than ten (10) nor more than twenty (20) days before the date of the meeting. If given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid and addressed to each director at his address as it appears on the Corporation’s records or at such other address as the director may have furnished the Corporation for that purpose.
     Section 3.8. Newly Created Directorships and Vacancies. Except as otherwise provided by law, newly created directorships resulting from an increase in the number of members of the Board of Directors and vacancies occurring in the Board of Directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum. A director elected to fill a vacancy shall be elected to hold office for the unexpired term of his predecessor and until his successor has been elected and qualified or his resignation or removal.
     Section 3.9. Removal. Any or all of the directors may be removed for cause or without cause by vote of the shareholders. If the Certificate of Incorporation provides for the election of directors by cumulative voting, then the removal of a director with or without cause may not be effected when the votes cast against the removal of the director would be sufficient to elect him if voted cumulatively at an election at which the same total number of votes were cast and the entire board was being elected.
     Section 3.10. Resignation. Any director may resign at any time. A resignation shall be written and shall take effect at the time specified therein. If no time is so specified, a resignation shall take effect at the time of its receipt by the President or Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective. No resignation shall discharge any accrued obligation or duty of a director.
     Section 3.11. Compensation. Directors, at such, shall not receive any salary for their services as directors. By resolution of the Board of Directors, a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing contained in the By-Laws shall preclude any director from serving the Corporation in any capacity in addition to a director and receiving compensation therefor.
     Section 3.12. Contracts or Other Transactions with Directors. No contract or other transaction between the Corporation and one or more of its directors or between the Corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers or have a substantial financial interest shall be either void or voidable for such reason alone or by reason alone that such director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction or by reason alone that his or their votes are counted for such purpose:
          (a) If the fact of such common directorship, officership or financial interest is disclosed in good faith or known to the Board of Directors or committee and the Board of Directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote or votes of such interested director or directors or, if the votes of the disinterested directors are insufficient to constitute an act of the Board, by unanimous vote of the disinterested directors; or
          (b) If such common directorship, officership or financial interest is disclosed in good faith or known to the shareholders entitled to vote thereon and such contract or transaction is approved by vote of the shareholders; or
          (c) If the contract or transaction is fair and reasonable as to the Corporation at the time it is approved by the Board of Directors, a committee or the shareholders.
     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee which approves such contract or transaction.
     Section 3.13. Chairman. At all meetings of the Board of Directors the Chairman of the Board of Directors, elected at the annual meeting of the Board of Directors, shall preside.
     Section 3.14. Committees. The Board of Directors, by resolution adopted by a majority of the entire board, may designate from among its members an executive committee and other committees each consisting of three

(3) or more directors. Each committee shall serve at the direction and at the pleasure of the Board of Directors. To the extent provided in the resolution adopted by the Board of Directors, each committee may have all the authority of the Board of Directors except as prohibited by law.
     Section 3.15. Written Consents. Any action required or permitted to be taken by the Board of Directors or any Committee thereof may be taken without a meeting if all the members of the Board of Directors or the Committee consent in writing to the adoption of a resolution authorizing the action.
     Section 3.16. Participation by Telephone. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
ARTICLE IV
Officers
     Section 4.1. Number. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer. Each officer shall be elected by the Board of Directors. The Board of Directors may also elect a Chairman of the Board of Directors, a Comptroller, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as it may from time to time deem appropriate.
     Section 4.2. Election and Term. Each officer shall be elected or appointed by the Board of Directors to hold office until the meeting of the Board of Directors following the next annual meeting of shareholders. Each officer shall hold office for such term and until his successor is elected or appointed and qualified or until he resigns or is removed.
     Section 4.3. Chairman of the Board of Directors. The Chairman of the Board of Directors, if such office be occupied, shall have such powers and duties as the By-Laws or the Board of Directors may from time to time prescribe.
     Section 4.4. President. The President shall be the chief executive officer of the Corporation, and in general, shall supervise, manage and control the business and affairs of the Corporation subject to the control of the Board of Directors. He shall preside at all meetings of shareholders. He shall perform all duties customarily incident to the office of President. He also shall be an ex-officio member of all standing committees.

     Section 4.5. Vice President. The Vice President, in the absence or disability of the President, shall perform the duties and exercise the powers of the President. The Vice President shall have such powers and shall perform such duties as may be delegated to him by the President or prescribed by the Board of Directors. If there is more than one Vice President, each Vice President shall have the powers and authority as prescribed by the President or Board of Directors.
     Section 4.6. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and shareholders. He shall give or cause to be given notice of all meetings of directors and shareholders and all other notices required by law or the By-Laws. In the event of his absence or refusal to do so, any such notice may be given by any person so directed by the President or by the directors or by the shareholders upon whose request the meeting is called. He shall have charge of the corporate books and records. He shall have custody of the seal of the Corporation and shall affix the seal to all instruments requiring such seal when authorized by the directors or President and shall attest the same. In general, he shall perform all duties customarily incident to the office of Secretary.

     Section 4.7. Treasurer. The Treasurer shall have custody of all valuable documents of the Corporation. He shall enter or cause to be entered in the books of the Corporation to be kept for the purpose, full and accurate accounts of all moneys received and paid out of account of the Corporation and, when required by the President or Board of Directors, shall render a statement of his accounts. He shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the Corporation. He at all reasonable times shall exhibit his books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours. In general, he shall perform all duties customarily incident to the office of Treasurer.
     Section 4.8. Resignation. Any officer may resign at any time. A resignation shall be written and shall take effect at the time specified therein. If no time is so specified a resignation shall take effect at the time of its receipt by the President or Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective. No resignation shall discharge any accrued obligation or duty of an officer.

     Section 4.9. Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause.
     Section 4.10. Vacancies. If the office of any officer becomes vacant, the Board of Directors may appoint any qualified person to fill such vacancy. Any person so appointed shall hold office for the unexpired term of his predecessor and until his successor is elected or appointed and qualified or until he resigns or is removed.
ARTICLE V
Shares
     Section 5.1. Shares. The shares of the Corporation shall be represented by a certificate or certificates, numbered consecutively, in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board of Directors or the President or Vice President and by the Secretary or Treasurer or Assistant Secretary or Assistant Treasurer of the Corporation. If such certificate is countersigned by (a) a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, the officers’ signatures on the certificate may be facsimiles. Each certificate shall state upon the face thereof: (a) that the Corporation is formed under the laws of the State of New York; (b) the name of the person or persons to whom issued; (c) the number and class of shares, and the designation of the series, if any, which such certificate represents; and (d) the par value of each share represented by such certificate or a statement that the shares are without par value. If the Corporation is authorized to issue shares of more than one class, each certificate representing shares shall set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designations, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board to designate and fix the relative rights, preferences and limitations of other series.
     Section 5.2. Lost, Destroyed and Stolen Certificates. Any person claiming a certificate representing shares to be lost, apparently destroyed or wrongfully taken shall execute an affidavit or affirmation of such fact, shall advertise the same in such manner as the Board of Directors may require, and shall give the Corporation an indemnity bond in such form and with one or more sureties satisfactory to the Board in such amount as the Board of Directors may determine, which shall be at least double the par value of the shares represented by such certificate, to protect it or any person injured by the issue of the new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding. Thereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken if the claimant so requests prior to notice to the Corporation that the lost, apparently destroyed or wrongfully taken certificate has been acquired by a bona fide purchaser.
     Section 5.3. Transfer. Shares of the Corporation shall be transferable only upon the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon any transfer, the old certificates duly endorsed or accompanied by evidence of succession, assignment or authority to transfer shall be surrendered to the Corporation by delivery thereof for cancellation to the person in charge of the list of shareholders and the transfer books and ledgers or to such other person as the directors may designate. New certificates thereupon shall be issued. A record shall be made of each transfer. Whenever a transfer is made for collateral security, and not absolutely, such fact shall be expressed in the entry of the transfer on the record of shareholders of the Corporation. No shares will be transferred on the books of the Corporation in violation of a share transfer restriction imposed by the Corporation or a private share transfer restriction known to the Corporation and conspicuously endorsed on the share certificate.
     Section 5.4 Record. The Corporation shall keep its office in this state or at the office of the transfer agent or registrar in this state, a record containing the names and addresses of all shareholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall be protected in treating the persons in whose names shares stand on the record of shareholders as the owners thereof for all purposes.

ARTICLE VI
Miscellaneous
     Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     Section 6.2. Dividends. The Board of Directors may declare and the Corporation may pay, on its outstanding shares, dividends in cash or its shares or bonds or its property, including the shares or bonds of other corporations. Such dividends may be declared or paid out of surplus only and upon such terms and conditions as may be provided by the Certificate of Incorporation or by law. Before the declaration and payment of any dividend, there may be set aside out of the surplus available for dividends such sum or sums as the directors, from time to time, in their absolute discretion deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall deem conducive to the interests of the Corporation.
     Section 6.3. Seal. The seal of the Corporation shall be circular in form and have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “New York”. The seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or the President, a duplicate of the seal may be kept and used by the Secretary or Treasurer. The seal may be used by causing it or a facsimile thereof to be affixed or impressed or reproduced in any other manner.
     Section 6.4. Notices and Waivers. Whenever communication with any shareholder or director is unlawful under any statute of the State of New York or of the United States or any such statute, then the giving of such notice or communication to such person shall not be required and there shall be no duty to apply for license or other permission to do so. Notice of a meeting shall not be required to be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Notice of a meeting shall not be required to be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. Waiver of notice shall not be required to specify the purpose of any regular or special meeting of the board.
     Section 6.5. Obligations. All obligations of the Corporation shall be signed by such officers of the Corporation or by such other person or persons as may be authorized by the Board of Directors.
     Section 6.6. Indemnification. The Corporation shall indemnify all members of the Board of Directors, and such officers or employees of the Corporation as the Board of Directors shall authorize by specific resolution, to the maximum extent permitted by law.
ARTICLE VII
Amendment and Repeal
     Section 7.1. Amendment and Repeal. By-Laws may be amended, repealed or adopted at any meeting of shareholders; or at any meeting of the Board of Directors.

AMENDED AND RESTATED
SECTION 2.1 OF THE
AMENDED AND RESTATED BYLAWS
OF
MIDWAY TRISTATE CORPORATION
AS ADOPTED AND APPROVED
BY THE SHAREHOLDERS
ON JULY 2, 2004
     Section 2.1 Directors’ Role, Number of Directors and Term of Office. Except as provided by New York Law, the Certificate of Incorporation or these By-Laws, the business of the Corporation shall be managed under the direction of its Board of Directors. The number of directors constituting the Board of Directors shall be not less than three, nor more than five. As used in these By-Laws, “entire Board of Directors” means the total number of Directors the Corporation would have if there were no vacancies. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2.11 herein, and each director shall hold office until the expiration of the term for which he or she is elected and until his or her successor shall have been duly elected and shall have qualified. Any director may be removed in accordance with the provisions of the Shareholders’ Agreement dated as of the Effective Date of these By-Laws, as such agreement may be amended. No decrease in the number of directors shall shorten the term of any incumbent director.

AMENDED AND RESTATED BY-LAWS
OF
MIDWAY-TRISTATE CORPORATION
ARTICLE 1
Shareholders
     SECTION 1.1 Time and Place of Meetings. All meetings of shareholders of Midway-Supply Corporation (the “Corporation” or the “Company”) shall be held at such place, either within or outside of the State of New York, on such date and at such time as may be determined from time to time by the Board of Directors or the Chairman in the absence of a designation by the Board of Directors.
     SECTION 1.2 Annual Meetings. Annual meetings of shareholders shall be held to elect the Board of Directors and transact such other business as may properly be brought before the meeting.
     SECTION 1.3 Special Meetings. Special meetings of the shareholders may be called by the President, the Board of Directors or the Chairman of the Board of Directors and shall be called by the President or the Secretary at the request in writing of holders of record of twenty percent (20%) of the outstanding capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
     SECTION 1.4 Notice of Meetings and Adjourned Meetings; Waivers of Notice. (a) Subject to the provisions of Section 1.7, whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called and that it is being issued by or at the direction of the person or persons calling the meeting. Unless otherwise provided by the Business Corporation Law of the State of New York as the same exists or may hereafter be amended (“New York Law”), such notice shall be given not fewer than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Unless these By-Laws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
          (b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting and protests prior to the conclusion of the meeting the lack of notice of such meeting.
          (c) Written notice to each shareholder shall be given personally, by overnight courier, by first class mail or by facsimile transmission and shall be deemed to have been received (i) if delivered by hand, on the date of delivery; (ii) if transmitted by Federal Express or similar overnight courier service, one day after transmission; (iii) if mailed by United States mail, postage prepaid, two days after deposit in such mails; or (iv) if transmitted by facsimile prior to 5:30 p.m. on any business day, on the date of such transmission. Notices shall be addressed to each shareholder at the shareholder’s address or facsimile number as it appears on the Corporation’s records or to such other address as the shareholder may have furnished the Corporation for such purpose.
     SECTION 1.5 Quorum. (a) Unless otherwise provided under the Certificate of Incorporation or these By-Laws and subject to New York Law, the presence, in person or by proxy, of the holders of sixty percent (60%) of the outstanding shares of the class or classes of capital stock of the Corporation entitled to vote at a meeting of shareholders shall constitute a quorum for the transaction of business, except that as to any action required to be taken by shareholders voting separately as a class or classes sixty percent (60%) of the shares entitled to vote separately as one class shall constitute a quorum of that class and may act separately whether or not a quorum of another class or classes be present.
          (b) Notwithstanding the foregoing, except as otherwise provided herein or in the Certificate of Incorporation, with respect to any decision regarding the Supermajority Actions set forth in Section 1.6(b), quorum shall consist of the holders of at least 75% of the outstanding shares of capital stock entitled to vote thereon present in person or by proxy at a meeting.
     SECTION 1.6 Voting. (a) Unless otherwise provided in the Certificate of Incorporation or the Bylaws and subject to New York Law, each shareholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation standing in the shareholder’s name on the stock books of the Corporation. Unless otherwise provided by New York Law, the Certificate of Incorporation or these By-Laws, the affirmative vote of sixty percent (60%) of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon shall be the act of the shareholders.
          (b) Notwithstanding the foregoing, except as otherwise provided herein or in the Restated Certificate or Restated Bylaws, any decisions with respect to the following actions (the “Supermajority Actions”) of the shareholders of the Company shall require the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote thereon:

               (i) merger, consolidation or other business combination of the Company;
               (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Company;
               (iii) dissolution of the Company; and
               (iv) the adoption of any resolution proposing an amendment, restatement or repeal of the By-Laws or Certificate of Incorporation.
          (c) Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to a corporate action without a meeting may authorize another person or persons to act for him or her by proxy executed in writing by the shareholder or by the shareholder’s duly authorized attorney, but no such proxy shall be voted or acted upon after 11 months from its date, unless the proxy provides for a longer period.
     SECTION 1.7 Action by Consent. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken or which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with the provisions of Section 615 of the New York Law.
     SECTION 1.8 Organization. At each meeting of shareholders, the Chairman of the Board of Directors, if one shall have been elected (or in his or her absence or if one shall not have been elected, the President) shall act as chairman of the meeting. The Secretary (or in his or her absence or inability to act, the person who the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.
     SECTION 1.9 Order of Business. The order of business at all meetings of shareholders shall be as determined by the chairman of the meeting.

ARTICLE 2
Directors
     SECTION 2.1 Directors’ Role, Number of Directors and Term of Office. Except as provided by New York Law, the Certificate of Incorporation or these By-Laws, the business of the Corporation shall be managed under the direction of its Board of Directors. The number of directors constituting the Board of Directors shall be fixed from time to time by resolution of 75% of the entire Board of Directors, but shall not be less than six. Until so fixed, the number of directors constituting the Board of Directors shall be six. As used in these By-Laws, “entire Board of Directors” means the total number of Directors which the Corporation would have if there were no vacancies. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2.10 herein, and each director shall hold office until the expiration of the term for which he or she is elected and until his or her successor shall have been duly elected and shall have qualified. Any director may be removed in accordance with the provisions of the Shareholders Agreement dated as of the Effective Date of these By-Laws, as such agreement may be amended. No decrease in the number of directors shall shorten the term of any incumbent director.
     SECTION 2.2 Quorum and Manner of Acting; Adjournment. (a) Unless the Certificate of Incorporation, these By-Laws or New York Law requires a greater number, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the entire Board of Directors, if a quorum is present, shall be the act of the Board of Directors. A majority of the directors present at a meeting, whether or not a quorum is present, may adjourn any meeting to another time or place. Notice of any adjournment shall be given to the directors who were not present at the time of the adjournment and need not be given to the directors present at the time of the adjournment if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting.
          (b) Notwithstanding subparagraph (a) above, for the following actions, a quorum shall consist of at least 75% of the entire Board of Directors and any decisions with respect to any such actions shall require the affirmative vote of 75% of the entire Board of Directors at a meeting at which quorum is present (the phrase “entire Board of Directors” as used in these By-Laws, shall mean the entire Board of Directors assuming all vacancies are filled).
               (i) merger, consolidation or other business combination of the Company;
               (ii) sale, lease, exchange or other disposition of all or substantially all of the assets of the Company;

               (iii) the adoption of any resolution proposing an amendment, restatement or repeal of the Certificate of Incorporation or By-Laws of the Company.
               (iv) the dissolution of the Company;
               (v) the declaration or payment of dividends or other distribution on any of the capital stock of the Company (other than dividends payable pursuant to the terms of the Series A 10% Cumulative Preferred Stock);
               (vi) the issuance or sale of additional shares of capital stock of the Company or securities convertible or exchangeable into or rights to acquire additional capital stock of the Company (other than pursuant to the Company’s Stock Option Plan as in effect on the date hereof);
               (vii) the subdivision, split or reverse split, combination or reclassification of the Shares;
               (viii) the redemption or other purchase of capital stock of the Company; and
               (ix) the execution and delivery by the Company, or the modification, amendment or cancellation, of any agreement between the Company and any one or more of the Company’s directors, officers or shareholders or their respective affiliates.
     SECTION 2.3 Time and Place of Meetings; Notice. The Board of Directors shall hold its meetings at such place, either within or outside of the State of New York, and at such time, as may be determined from time to time by the Board of Directors. Notice of any special meeting of the Board of Directors may be served not less than one day before the date and time fixed for such meeting, stating the time and place thereof. Written notice to each director shall be given personally, by overnight courier, by first class mail or by facsimile transmission and shall be deemed to have been received (i) if delivered by hand, on the date of delivery; (ii) if transmitted by Federal Express or similar overnight courier service, one day after transmission; (iii) if mailed by United States mail, postage prepaid, two days after deposit in such mails; or (iv) if transmitted by facsimile (confirmation received) prior to 5:30 p.m. on any business day, on the date of such transmission. Notices shall be addressed to each director at the director’s address or facsimile number as it appears on the Corporation’s records or to such other address as the director may have furnished the Corporation for such purpose.
     SECTION 2.4 Regular Meetings. The Board of Directors shall hold regular meetings at such times and at such places as the Board of Directors may prescribe from time to time. All meetings shall be held at such time on such dates as the Board of Directors may designate, except that a regular meeting of the Board of Directors shall be held following the adjournment of and on the same date as the annual meeting of shareholders and at such meeting the Board of Directors may elect or appoint officers of the Corporation. No notice shall be required of a regular meeting if the time and place of such meetings are fixed by the Board of Directors.
     SECTION 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President. The Secretary shall call special meetings of the Board of Directors when requested in writing by any three directors.
     SECTION 2.6 Telephonic Meetings. Any one or more members of the Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.
     SECTION 2.7 Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate from among its members an executive committee and other committees, each committee to consist of one or more of the directors, and each of which, to the extent provided in the resolution or in the Certificate of Incorporation or these By-Laws, shall have all the authority of the Board of Directors, except as restricted by New York Law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member or members at any meeting of the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
     SECTION 2.8 Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken by the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee, as the case may be, shall be filed with the minutes of proceedings of the Board of Directors or committee.
     SECTION 2.9 Waiver of Notice. Whenever under the provisions of these By-Laws or New York Law, the Board of Directors or any Committee is authorized to take any action after notice or after lapse of a prescribed period of time, such action may be taken without notice and without the lapse of any period of time, if such action be authorized or approved and the requirements waived by each member entitled to notice. Such authorization or approval and such waiver shall be filed with the Secretary of the Company.
     SECTION 2.10 Resignation. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 2.11 Vacancies. Newly created directorships resulting from an increase in the number of directors may be filled by vote of the directors. If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by vote of a majority of the directors then in office. Vacancies occurring in the Board of Directors by any other reason (including removal, resignation, death or legal incompetency) may be filled only in accordance with the Shareholders’ Agreement dated as of the Effective Date of these Restated By-Laws, as such agreement may be amended (the “Shareholder Agreement).
     SECTION 2.12 Removal. Any director or the entire Board of Directors may be removed, in accordance with the Shareholder’s Agreement and the vacancies thus created may be filled in accordance with the Shareholder’s Agreement.
     SECTION 2.13 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.
ARTICLE 3
Officers
     SECTION 3.1 Principal Officers. The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary. The Corporation may also have such other principal officers, including a Chairman of the Board of Directors and one or more Controllers, as the Board of Directors may in its discretion appoint. Any two or more offices may be held by the same person.
     SECTION 3.2 Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected or appointed by the Board of Directors at the meeting thereof following the annual meeting of shareholders. Each such officer shall hold office for the term for which he or she is elected or appointed, and until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.
     SECTION 3.3 Subordinate Officers. In addition to the principal officers enumerated in Section 3.1, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents or employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
     SECTION 3.4 Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.
     SECTION 3.5 Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 3.6 Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.
     SECTION 3.7 The Chairman of the Board. The Chairman of the Board of Directors if there be one, or in the absence of the Chairman, the Vice Chairman of the Board of Directors, shall preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties as may from time to time be requested by the Board of Directors.
     SECTION 3.8 The President. Unless a separate Chief Executive Officer is appointed, the President shall be the Chief Executive Officer of the Corporation and shall have general supervision over the business and operations of the Corporation, subject however, to the control of the Board of Directors. The President shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these By-Laws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Board of Directors.
     SECTION 3.9 The Secretary. The Secretary or an Assistant Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors and of committees of the Board of Directors in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned by the Board of Directors or the President.
     SECTION 0.1 The Treasurer. The Treasurer or an Assistant Treasurer shall have or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render an account showing all transactions as Treasurer and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors or the President.
ARTICLE 4.
Capital Stock
     SECTION 4.1 Certificates for Shares. Certificates for shares of stock of the Corporation certifying the number of shares represented thereby shall be issued to each shareholder in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. Such certificates shall be numbered and registered in the order in which they are issued, shall be signed by the President or any Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation. All certificates exchanged or returned to the Corporation shall be canceled.
     SECTION 4.2 Transfer of Shares of Stock. Transfers of shares shall be made only upon the books of the Corporation upon surrender of the certificate or certificates representing such shares properly assigned. Whenever any transfer of shares shall be made for collateral security, it shall be so expressed in the entry of the transfer. The Board of Directors shall have power to make such rules and regulations, not inconsistent with New York Law and the Certificate of Incorporation, as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of stock of the Corporation.
     SECTION 4.3 Lost, Stolen, Mutilated or Destroyed Certificates. As a condition to the issue of a new certificate of stock in place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of such certificate, or its legal representative, to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of such certificate or the issuance of a new certificate. Proper and legal evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if required.
     SECTION 4.4 Closing of Transfer Books; Determination of Record; Date. Unless otherwise provided by New York Law or by the Certificate of Incorporation, for the

purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purposes of any other action, the Board of Directors may fix, in advance, a date, as the record date for any such determination of shareholders, not more than 60 nor less than 10 days prior to the date of such meeting, nor more than 60 days prior to any other action.
ARTICLE 5.
Indemnification
     SECTION 5.1 Indemnification of Directors and Officers. To the fullest extent permitted by New York Law, the Corporation shall indemnify any person who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other entity, which any director or officer of the Corporation is serving, has served or has agreed to serve in any capacity at the request of the Corporation, by reason of the fact that such person or such person’s testator or intestate is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or entity in any capacity, against judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and costs, charges and expenses, including attorney’s fees, incurred in connection with such action or proceeding or any appeal therein; provided that:
     (a) no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; and
     (b) the Corporation may in its discretion, but shall have no obligation to, provide any indemnification with respect to any conduct, act or omission occurring prior to the Effective Date.
     SECTION 5.2 Reimbursement and Advances. The Corporation shall, from time to time, reimburse or advance to any person referred to in Section 5.1 herein the funds necessary for payment of expenses (including attorneys’ fees, costs and charges) incurred in connection with any action or proceeding referred to in Section 5.1 herein, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to such person establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Nothing contained in this Section 5.2 herein shall limit the right of the Corporation, from time to time, to reimburse or advance funds to any person referred to in Section 5.1 herein.
     SECTION 5.3 Continuity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 5 shall: (i) apply with respect to acts or omissions occurring prior to the adoption of this Article 5 to the fullest extent permitted by law, and (ii) survive the full or partial repeal or restrictive amendment hereof with respect to events occurring prior thereto.
     SECTION 5.4 Non-Exclusivity. Nothing contained in this Article 5 shall limit the right to indemnification and advancement of expenses to which any person would be entitled by law in the absence of this Article 5, or shall be deemed exclusive of any other rights to which such person seeking indemnification or advancement of expenses may have or hereafter may be entitled under law, any provision of the Certificate of Incorporation or By-Laws, any agreement approved by the Board of Directors, or a resolution of shareholders or directors; and the adoption of any such resolution or entering into of any such agreement approved by the Board of Directors is hereby authorized.
ARTICLE 6.
Miscellaneous
     Section 6.1 Dividends. Subject to limitations contained in New York Law and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.
     SECTION 6.2 Fiscal Year. The fiscal year of the Corporation shall be determined, from time to time, by the Board of Directors. Unless otherwise determined, it shall commence on August 1 and end on July 31 of each year.
     SECTION 6.3 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, New York.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
     SECTION 6.4 Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of shareholders of any corporation (except this Corporation) in which the Corporation may hold stock.
     SECTION 6.5 Amendments. (a) These By-Laws may be altered, amended or repealed by shareholders at any annual meeting, or at any special meeting called for that purpose, by the vote of holders of record of seventy-five percent (75%) of the shares of the stock entitled to vote thereon.
          (b) These By-Laws may be altered, amended or repealed at any regular or special meeting of the Board of Directors by the vote of 75% of the entire Board of Directors. Any By-Laws made by the Board of Directors may be altered, amended or repealed by the shareholders at any annual meeting, or at any special meeting called for that purpose, by the vote of holders of record of seventy-five percent (75%) of the outstanding shares of the stock entitled to vote thereon.
     SECTION 6.6 Effective Date. These amended and restated bylaws, and each of the provisions, rights and obligations therein, shall become effective as of December 18, 1998 (the “Effective Date”).
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